AQUASITION

KBS
KEEP BEST STYLE


KBS real shop image

Investor Presentation
June 2014

Disclaimer

The tender offer described herein for the shares of common stock of Aquasition Corp. ("Aquasition," "we," "us," "our" or the "Company") has commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy shares of common stock of Aquasition is being made pursuant to an offer to purchase and related materials that Aquasition has filed with the Securities and Exchange Commission (the "SEC"). The tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being sent free of charge to all stockholders of Aquasition. In addition, all of these materials (and all other materials filed by Aquasition with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Stockholders of Aquasition are urged to read the tender offer documents and the other relevant materials before making any investment decision with respect to the tender offer because they contain important information about the tender offer, the acquisition described herein and the parties to the acquisition.

This presentation contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this presentation regarding KBS International Holdings, Inc., a Nevada corporation ("KBS"), Hongri International Holdings Ltd., a company organized and existing under the laws of the British Virgin Islands ("Hongri" or the "Target") or Aquasition's strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Target's industry, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The acquisition parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Aquasition public stockholders redeeming shares of common stock; changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the fashion sportswear apparel business in China; fluctuations in customer demand; management of rapid growth; changes in government policy; the fluctuations in sales of fashion sportswear apparel in China; China's overall economic conditions and local market economic conditions; Target's ability to expand through strategic acquisitions and ability to anticipate consumer preferences; and geopolitical events. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the acquisition parties. Except as required by law, neither Aquasition, KBS nor Target assumes any obligation to update any forward-looking statements.



Executive Summary

KBS International Holdings, Inc. ("KBS") is going public through a business combination with Aquasition Corp. ("Aquasition")

- **KBS is a leading player in the fashion menswear space in China with a demonstrated track record of designing, manufacturing, marketing, and selling its own line of fashion menswear**
  - 2013 net sales of $99.6 million and net income of $25.8 million
  - 2014 projected net sales of $119.6 million and net income of $31.8 million (20.1% and 22.5% annual growth respectively[1])
- **KBS is entering a new phase of growth after 8 years spent on solidifying its position, creating a brand image, fine tuning its business model, and optimizing its store network**
- **KBS will be the second Chinese apparel company listed on NASDAQ and the only one exclusively focused on fashion menswear[2]**
- **KBS has a seasoned management team, led by Mr. Keyan Yan, with over 55 years of combined industry experience and a history of success in the sector**
- **Effective brand positioning and nationwide reach deliver a unique value proposition and opportunity:**
  - Fragmented Chinese fashion menswear sector in which a dominant player has yet to emerge
  - In-house design team and local presence provide ability to develop a unique style, strong brand awareness and fast response time to new fashion trends and customer preferences
  - Extensive and well-managed distribution network
- **Profitable and fast-growing company with significant financial flexibility and further growth opportunities**
  - No net debt and strong cash position provide significant financial flexibility
  - History of growth and profitability with 30%+ revenue and net income CAGR and 40%+ EBITDA[3] margins since 2009
- **KBS will begin a new expansion stage in 2014**
  - Organic growth: Store count projected to rise 114% by 2015, e-commerce to be launched
  - Acquisitions: Over $47.9 million in cash to fund acquisitions[4]

1) Forecasted growth does not include potential acquisitions and store expansion
2) Sole NASDAQ listed Chinese Apparel company Exceed Co Ltd. (NASDAQ:EDS) is currently undergoing a management led buy-out; FY 2013 net income was down 66.1% year-over-year from $31.9m to $10.8m
3) EBITDA calculated as profit from operations plus D&A of PP&E, prepaid lease payments, prepaid subleases, and prepayments of operating leases
4) Assumes the maximum number of shareholders redeem

Transaction Overview

Transaction

- KBS will enter into a business combination with Aquasition
  - Post closing, combined company expected to trade on NASDAQ under ticket AQU until it is renamed
- Approximate pro forma enterprise value of $292 million[1] and equity value of up to $385 million[1] assuming 0% redemptions
  - Pro forma net cash of up to $93.3 million (projected amount as of closing, assuming 0% redemptions) and no less than $47.9 million (assuming maximum number of shareholders redeem)
  - Minimum cash delivered by Aquasition of $10 million (net of expenses)
  - KBS has no net debt and a substantial cash position of approximately $37.9 million

Valuation

- Public company created at an attractive valuation of 6.0x to 6.8x 2013 EBITDA (total equity consideration of $276 to $308 million depending on level of redemptions)
- Combined company will have a PF fully diluted equity value of $385 million (at $10.30 per share) and PF implied EV of $292 million assuming 0% redemptions
  - Fully diluted PF valuation of 7.3x 2013 EBITDA, 6.5x 2014E EBITDA, and 5.6x 2015E EBITDA[2]
- Significant discount of 30% - 38% on 2014 EV/EBITDA multiples based on publicly traded peers (avg. 9.2x 2014 EV/EBITDA[3]) depending on level of redemptions

Consideration

- 26.8 to 29.9 million newly issued shares of Aquasition common shares depending on level of redemptions
- KBS to own no less than 80% (by vote or value) of outstanding Aquasition stock following closing

Board of Directors

- Board will be comprised of 7 Directors, of which a majority will be independent
  - 3 directors from the management team (2 nominated by KBS + 1 by Aquasition)
  - 4 independent directors (3 nominated by KBS + 1 by Aquasition)

Timing

- Merger agreement signed by KBS on March 24, 2014
- Tender offer filed with the SEC on June 3, 2014
- Expected closing prior to July 31, 2014

1) Enterprise value calculated based on implied price per share of $10.30. Share count assumes 0% redemption level, excludes warrants, includes founders promote shares
2) Fully diluted share count includes 29.906m shares issued as consideration, 5.550m SPAC public shares issued at IPO, 1.388m founder promote shares, 0.368m founder at-risk common shares. Excludes warrants.
3) Publicly traded comps include Fast Retailing, PVH, V.F. Corp, Iconix, Columbia, Urban Outfitters, The Gap, Ralph Lauren, Jos. A Bank, Men's Wearhouse, Perry Ellis, Fujian Septwolves, JOEONE, Youngor, China Lilang

Roadshow Presenters



Keyan Yan
Chairman & CEO

- Over 24 years of experience in the apparel industry, including over 15 years of senior management experience
- Launched the KBS brand in 2006 with the aim of creating China's leading fashion menswear and apparel brand



Stanley Wong
Director & CFO

- Over 20 years of senior management experience in finance, internal control, credit and corporate management both in listed and unlisted companies in Greater China
- Joined KBS in 2009
- Multilingual, including fluency in English
- Bachelor's in Accounting from the University of Kent in the U.K., EMBA from Peking University, fellow member of ACCA and HKICPA



Sterios Souyoutzoglou
Director & Chief Strategic Officer

- Over 11 years of international senior management experience
- Will join KBS as a result of the transaction (currently CFO of Aquasition)
- 14 years of previous investment experience as an equity research analyst and executive director at UBS
- Meaningful experience interacting with global investors and with financial reporting

KBS at a Glance

- **Engaged in the design, manufacturing, marketing, distribution and sale of fashion menswear in China**
  - Apparel products: Cotton and down jackets, sweaters, shirts, t-shirts, jeans and trousers with retail prices (2013) ranging from ~$27.55 to $278.67
  - Accessories: Shoes, bags, belts and caps with retail prices (2013) ranging from ~$2.46 to $98.25
- Marketing concept is **"French origin, Korean design and made for Chinese"**
- Target customers are **middle-class males, 20 to 40 years of age, living in Tier II and Tier III cities**
- **Recognized brand name across China**
- **Production facility in Anhui Province in China with capacity of 2 million pieces per year (annual renewable lease)[1]**
  - Stable labor supply
  - Acquiring land use rights to build new facility adjacent to current facility – potential to increase capacity to 20 million pieces per year
- **Sophisticated management team with international apparel experience**
- **Attractive sales and profitability exhibiting continued strong growth**
  - 2013 sales of $99.6 million, projected to grow to $119.6 million and $142.1 million in 2014 and 2015, respectively
  - 2013 net income of $25.8 million projected to grow to $31.8 million and $37.1 million in 2014 and 2015, respectively
- **Five years of audited financials by reputable accounting firms:** BDO China Shu Lun Pan Certified Public Accountants LLP and PKF Int'l
- **Expected annual dividend of 20% of profits**



1) Because KBS' production team was not ready to produce new style KBS products, KBS has outsourced production, while the leased facility mainly takes orders from other sportswear companies

KBS's Mission, Vision & Strategy

Mission

- Become the leading cost-effective fashion menswear brand for customers in Chinese market
- Become a multinational corporation replicating its low-cost strategy in the US market

Vision

- Continue to build national brand recognition in the Chinese market
- Dominate the menswear fashion industry in Tier II and Tier III Chinese cities
- Establish a presence in the US and acquire distribution networks abroad

Strategy

- Uniquely positioned to continue to offer high quality items at competitive pricing lower than its peers
- Develop a combination of corporate stores and franchised stores in focused cities
- Expand to US and possibly European markets through key acquisitions

Investment Highlights

Unique Value Proposition

- Large target customer group with growing disposable income
- Well-positioned in differentiated menswear market and competitively priced
- Strong focus on design and product development

Attractive Market Dynamics

- China is the third largest and fastest growing apparel market in the world
- Sizable and fast growing market for KBS's products

Strong Nationwide Presence

- Strong brand equity in China
- Extensive and well-managed nationwide distribution network leveraging both corporate and franchised store strategy

KBS
KEEP BEST STYLE

Experienced Management Team

- Strong track record of industry and design leadership
- CEO with over 24 years of experience in the apparel industry

Attractive Financial Track Record[(1)]

- Healthy balance sheet with no net debt and strong cash position
- Strong track record of delivering consistent growth y-o-y at attractive EBITDA margins
  - 37% revenue CAGR '09-'13
  - 41% EBITDA CAGR '09-'13
  - ~40% EBITDA margins

Significant Growth Potential

- Pro forma revenue growth of 18.6% 2013-2016 CAGR
- Plan to more than double number of stores across China, build new production facility, and commence online sales

1) 2012 to 2013 Audited Financials by BDO China Shu Lun Pan Certified Public Accountants LLP and 2009 to 2011 audited financials by PKF Int'l

China: 3rd Largest and Fastest Growing Apparel Market in the World

- China's apparel market has become the 3rd largest market in the world behind the United States and the EU
  - Estimated size of $150 billion or 14% of the total $1.1 trillion global apparel market
- China will also be one of the fastest growing apparel markets exhibiting double digit growth
  - By 2025, China will become the largest apparel market with a mammoth share of ~26% of the global $2.1 trillion market

Global Apparel Market Size



2012
India 4%
Russia 4%
Canada 3%
Austrailia 2%
Brazil 5%
EU-27 32%
Other 7%
Japan 10%
China 14%
United States 20%
2025
Russia 5%
Canada 2%
Austrailia 2%
India 9%
EU-27 21%
Brazil 5%
Other 9%
United States 14%
Japan 7%
China 26%
CAGR
India 12%
China 10%
Russia 8%
Other 8%
Brazil 5%
Australia 5%
Canada 4%
Japan 2%
USA 2%
EU - 27 2%

Source: Wazir Advisors

Sizable and Fast-Growing Market for KBS's Products

- China's fashion casual menswear market exhibited strong growth from 2007 to 2012 (~15.4% CAGR) and accounted for 16.5% of the total menswear market in 2012, primarily due to:
  - Rapid growth of China's economy
  - Increasing purchasing power of China's urban middle class consumers
  - Rising fashion consciousness and heightened brand awareness
  - Increasing demand for quality apparel
- This sector is projected to grow at an 18.3% CAGR between 2012 and 2016

Retail Revenue of Chinese Fashion Casual Menswear Market (RMB billions)



18.3% CAGR
37.7
43.3
49.3
57.1
67.3
77.3
90.6
107.3
127.7
151.1
2007
2008
2009
2010
2011
2012
2013E
2014E
2015E
2016E

Source: Frost & Sullivan, IMF
Note: Market size is based on retail price.

Large Target Customer Group With Growing Disposable Income

Who is KBS's Target Customer?

20 to 40 years old

Middle class

Lives in Tier II or III city

Educated

Fashion conscious



> 200mm customers in target group

Disposable Urban Household Income (RMB Per Capita)[1]



37,000
32,000
27,000
22,000
17,000
12,000
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2008
2009
2010
2011
2012
2013E
2014E
2015E
RMB Per Capita
Growth

Growing Disposable Income in Tier II & III Cities[2]

- Substantial economic growth achieved in China's Tier II & III cities
  - Favorable government policies for development of small urban centers and rural areas
- Consequently, income levels and living standards have improved
- Purchasing power gap between Tier I and Tier II & III cities has been narrowing

Source:
(1) National Bureau of China Statistics
(2) Aquasition Management Estimates

Well-Positioned in Differentiated Menswear Market

- Positioned as a fashion menswear brand where there is not yet a dominant player in China
- Competitive pricing offering a fashion brand to cost-conscious consumers
- Strategically pricing lower than peer group brands is the most effective way to penetrate the specific target market in Tier II and Tier III Cities
- Menswear has relatively higher margins than general clothing companies

Pricing Position



High
Mid
Low
Casual
Fashion
G-STAR RAW
texwood
Calvin Klein
GXG
gxg.jeans
Cabbeen
ZARA
UNI QLO
V-Men
KBS
KEEP BEST STYLE
Jeanswest
Meters/bonwe

Styling Position



Casual
Fashion
JACK JONES
TONY WEAR
ZARA
gxg.jeans
I.T
KBS
KEEP BEST STYLE
GXG
LILANZ
SEPTWOLVES
Business

Source: Management estimates

Strong Focus on Design and Product Development



Brand Strategy
Product Image
Domestic/Int'l Fashion Trends
Market Feedback & Intelligence
Collaborating w/ Suppliers & Distributors
Interactive Design Process

6 member internal design team led by senior designer



KBS
FRANCE
KBS

600 prototypes designed & made

- Collaborative, interactive design process allows KBS to adapt to changing customer preferences in local markets

Selection process

- Initial product selection
- Internal cost analysis of prototypes
- Final selection by distributors at sales fairs

450 designs chosen for mass production

- All final designs approved by senior management

Strong Brand Equity in China

- KBS is a recognized brand across China with particularly strong local presence in Tier II and Tier III cities
- Effective store utilization – KBS has higher sales per store than competing brands
- Favorable competitive landscape as the menswear market is young, very fragmented and has not reached a consolidation stage
- 10 leading menswear companies in China had ~25% market share in 2012
- Brand competition benefits local brands with their own designers and local presence
  - Ability to develop a unique style, brand awareness and fast responsiveness to fashion trends



Menswear Brands – Sales per Store 2013(1)



Effective store utilization; superior to Chinese competitors
$873,684
114
KBS
$146,990
1,027
Cabbeen
$192,403
1,075
Zuoan
$106,449
3,455
China Lilang
$249,303
438
Fujian N&Q
Sales per Store
Stores

Menswear Brands – Market Share 2012(1)

Brand	Market Share (%)
Jack & Jones	7.1
Zuoan	3.3
Cabbeen	2.7
GXG	2.5
Mark Fairwhale	2.4
Top 5	**18.0**
Top 10 brands	**25.0**
KBS (FY2013)	**0.8**

1) Company financials, management estimates

Extensive and Well-Managed Nationwide Distribution Network…

KBS has established a nationwide distribution network consisting of corporate and franchised stores covering 14 of China's 32 provinces and centrally administered municipalities


Heilongjiang
Jilin
Beijing
Inner Mongolia
Hebei
Tianjin
Jiangsu
Anhui
Zhejiang
Sichuan
Fujian
Chongqing
Guangxi
Guangdong

Franchise Locations	Number of Stores
Fujian	12
Guangdong	5
Guangxi	11
Jiangsu	5
Anhui	1
Zhejiang	1
Chongqing	11
Inner Mongolia	7
Tianjin	10
Beijing	3
Jilin	3
Hebei	6
Heilongjiang	10
Sichuan	11
Total	96

KBS manages an additional 18 corporate stores throughout China

Source: Company data

… Leveraging Both Corporate and Franchised Store Strategies

Number | **Benefits**

Corporate Stores
(19% of '13 Sales)



63.3% CAGR
51.1% CAGR
48
18
1
2006
2013
2015E
42.9% CAGR
45.4% CAGR
196
96
7
2006
2013
2015E

Corporate Stores benefits:

- Direct control
- Closer relationships with customers
- Better understanding of market trends and customer preferences

Franchised Stores
(81% of '13 Sales)

Franchised Stores benefits:

- Distribution of products to wide geographic area, spreading brand recognition
- Minimizes inventory and sales risk
- Growth at lower cost

Corporate / Franchised store mix has allowed KBS to…

- Expand business and penetrate markets by leveraging local market knowledge of distributors and their sub-distributors
- Minimize operational risk – start production after orders are received from distributors
- Devote more resources to core competitive strengths of design, brand management and product development



KEEP BEST STATE
KBS

Source: Company data

Attractive Historical Financial Track Record…

Revenues ($MM)



37.2% CAGR
28.1
38.4
63.4
71.1
99.6
2009
2010
2011
2012
2013

EBITDA ($MM)(1)



40.5% CAGR
10.2
15.2
26.1
33.0
39.7
2009
2010
2011
2012
2013

EBITDA Margin(1)



36.3%
39.6%
41.2%
46.5%
39.9%
2009
2010
2011
2012
2013

Net Income ($MM)



30.1% CAGR
9.0
12.2
19.3
19.5
25.8
2009
2010
2011
2012
2013

1) EBITDA calculated as profit from operations plus D&A of PP&E, prepaid lease payments, prepaid subleases, and prepayments of operating leases
Source: 2009 to 2013 Audited Financials by BDO China Shu Lun Pan Certified Public Accountants LLP and PKF International

...With Significant Room to Grow

Growth Strategies

- **More than double number of stores** (114% growth) across China
  - – Increase corporate stores from 18 to 48 and franchised stores from 96 to 196 by 2015
- **Enhanced advertising and promotional events** to increase brand awareness
- **Introduce online-shopping within next 12 months**
- **Strategic relocation of marketing and design and product development to Shanghai**, one of the fashion centers in China with access to top fashion institutes and designers
- **Build new production facility and expand capacity** to grow and diversify product offerings
- **Establish additional branch offices** for better regional coordination and development of stores
- **Implement Enterprise Resource Planning ("ERP") system** to ensure control of expansion
  - – Invest ~$800,000 to implement ERP system

Revenues ($MM)



18.9% CAGR
99.6
119.6
142.1
167.3
2013
2014E
2015E
2016E

EBITDA ($MM)



17.2% CAGR
39.7
45.2
52.6
64.0
2013
2014E
2015E
2016E

Net Income ($MM)



19.7% CAGR
25.8
31.8
37.1
44.3
2013
2014E
2015E
2016E

Source: Management projections

Growth Strategy - U.S. Expansion

KBS is well positioned to enter into the U.S. apparel market through potential acquisitions

- KBS possesses substantial sourcing and production capabilities, as well as proven leadership in the Chinese domestic men's apparel market
- Management has scope to generate significant additional earnings through expansion into the U.S.
  - FY2014E net cash position of $40mm+ and over $90mm cash at closing assuming no shareholder redemptions[1]
- KBS has constructed a detailed U.S. expansion strategy:
  1) Acquire a private label branded apparel maker, with the goal of gaining experience and knowledge of the U.S. apparel industry
  2) Seek a mid-market fashion/apparel brand designer and manufacturer, preferably in fashion menswear
- KBS is seeking acquisition targets in the U.S.
  - KBS believes that unlisted clothing companies can be acquired at an attractive P/E multiple
- Through a potential acquisition and entry into a new market, KBS will diversify its brand, mitigating market/country risk by expanding outside of China



KBS
KEEP BEST STYLE

1) Management's Estimates

Healthy Balance Sheet

$ in thousands	2012	2013	Change
Balance Sheet Items			
Cash and Equivalents	32,148	39,819	24%
Inventories	1,835	665	-64%
Property, Plant & Equipment	10,661	27,040	154%
Total Assets	79,275	109,457	38%
Total Equity	65,069	93,462	44%
Total Debt	795	1,968	147%
Financial Ratios			
Return on Total Assets	24.6%	23.6%	-103 bps
Return on Equity	30.0%	27.6%	-237 bps
Current Ratio	3.7	4.5	N/A
Total Debt to Equity	1.2%	2.1%	9 bps

Source: Company data

Transaction Summary

- Business Combination of Aquasition and KBS


KBS real shop image

Transaction Valuation and Ownership

Transaction Highlights

- Aquasition will offer the opportunity to redeem its common stock via a tender offer
- Public company created at an attractive acquisition valuation of 6.0x to 6.8x 2013 EBITDA (total equity consideration of $276 to $308 million depending on level of redemptions)
- Combined company has a PF fully diluted equity value of $385 million (at $10.30 per share) and PF implied EV of $292 million assuming 0% redemptions
  - Fully diluted PF valuation of 7.3x 2013 EBITDA, 6.5x 2014E EBITDA, and 5.6x 2015E EBITDA[1]
  - Significant discount to public peers of 30% - 38% on 2014 EV/EBITDA (avg. 9.2x) depending on level of redemptions
- Aquasition to deliver up to $55.4 million cash; $10 million minimum (net of fees)

Pro Forma Fully Diluted Equity Ownership[1]



Other 0.5%
AQU Public 14.8%
AQU Founders 4.7%
KBS Shareholders 80.0%

(1) Based on 29.907m shares issued as consideration, 5.550m SPAC public shares issued at IPO, 1.388m founder promote shares, 0.368m founder at-risk common shares and 0.171 shares issued for fees (based upon $10.30 share price). Excludes warrants.

Transaction Sources & Uses[2]

Sources		Uses	
AQU Cash	$57.2	Common Equity Consideration[3]	$308.0
AQU Common Equity Issued[3]	309.8	Cash Fees & Expenses[4][5]	1.8
		Stock Fees & Expenses[6]	1.8
		Minimum Cash Required	10.0
		Excess Cash to Balance Sheet	45.4
Total Sources	**$367.0**	**Total Uses**	**$367.0**

(2) Assumes 0% redemption of AQU shares.
(3) Equity consideration based on 6.0x EV/EBITDA multiple, $39.7m 2013 EBITDA, and $37.9m net debt.
(4) Cash Fees & Expenses include deferred underwriting fees & advisory fees.
(5) Does not include additional fee equal to 4% of gross proceeds held in trust at closing payable to EBC.
(6) Stock Fees & Expenses include finder's fee of 1.5% of KBS stand alone equity and 35k shares in advisory fees.

Transaction Valuation

- Attractive fully diluted pro forma valuation at 7.3x 2013 EBITDA, 6.5x 2014E EBITDA, 5.6x 2015E EBITDA (0% redemptions)
- The combined company is being created at a significant discount to public peers
  - At $45.2mm 2014E EBITDA, the combined entity's implied trading range is at an approximate 30% – 38% discount to its peers (depending on level of redemptions)
  - At $52.6mm 2015E EBITDA, the combined entity's implied trading range is at an approximate 34% – 41% discount to its peers

Implied Transaction Value

	Shareholder Redemption	
	Case 1: 0%[1]	Case 2: > ~14%[2]
Implied Share Price	$10.30	$10.30
Fully Diluted Shares[3]	37.4	33.5
Pro Forma Fully Diluted Equity Value	**$385.0**	**$345.2**
Pro Forma Net Debt[4]	(37.9)	(37.9)
Estimated Net Cash Proceeds Available from SPAC[5]	(55.4)	(47.4)
Implied Enterprise Value	**$291.8**	**$260.0**
FY 2013 EBITDA	$39.7	$39.7
Implied TEV / 2013 EBITDA Multiple	**7.3x**	**6.5x**
FY 2014E EBITDA	$45.2	$45.2
Implied TEV / 2014 EBITDA Multiple	**6.5x**	**5.7x**
Discount to Peers	**30%**	**38%**

Implied Stock Price at Various EBITDA Ranges & Multiples[6]

Current PF Implied EV/'14E EBITDA

Mean EV/'14E EBITDA for Peers

Range: 2014E EBITDA Multiple

2014E EBITDA ($mm)	6.5x	7.0x	8.0x	9.0x	9.2x	10.0x	11.0x
$40.0	$9.40	$9.98	$11.05	$12.03	$12.21	$12.93	$13.84
$42.5	9.83	10.45	11.57	12.53	12.73	13.50	14.46
$45.2	10.30	10.97	12.07	13.09	13.30	14.12	15.15
$47.5	10.69	11.39	12.48	13.55	13.77	14.64	15.72
$50.0	11.12	11.80	12.93	14.07	14.29	15.21	16.35

(1) 0% redemption case requires an additional 3.093m shares be issued to Target to satisfy 50% ownership requirement.
(2) Shareholder redemption cannot exceed 79.5% in order to satisfy $10.0m minimum cash requirement.
Any level of redemptions above 13.96% results in KBS PF ownership of 50% or more.
(3) Includes 26.514m shares issued as consideration, 5.550m SPAC public shares issued at IPO. 0% redemption case includes 3.093m additional shares, 1.388m founder promote shares, 0.365m founder at-risk common shares, 0.171m shares issued to pay fees based upon $10.30 share price. Excludes warrants.
(4) Based on KBS 2013 cash and equivalents of $39.83m and short-term loans of $1.97m.
(5) Estimated cash in trust of $57.2m net of deferred underwriting fees and other advisory fees.
(6) Utilizes treasury stock method to account for in-the-money warrants. Assumes 0% shareholder redemption.

Peer Comparables Benchmarking

- Attractive fully diluted transaction values resulting in significant discounts to publicly traded peer group
  - 30% – 38% discount to peer group based on EV / 2014E EBITDA
  - 34% – 41% discount to peer group based on EV / 2015E EBITDA

EV / 2014E EBITDA(1)(2)



17.1x
13.4x
11.9x
11.5x
11.1x
9.5x
9.3x
8.2x
7.6x
7.4x
6.7x
6.6x
6.5x
6.4x
6.2x
5.7x
5.6x
30% – 38% discount to peers
Peer Mean: 9.2x
Fast Retailing
V.F. Corp
Iconix Brand
PVH
Columbia
Perry Ellis
Ralph Lauren
Jos. A Bank
Men's Wearhouse
Urban Outfitters
Fujian Septwolves
The Gap
KBS - Case 1
JOEONE
Youngor
KBS - Case 2
China Lilang

EV / 2015E EBITDA(1)(2)



15.2x
12.1x
10.9x
10.3x
9.9x
8.5x
8.5x
7.3x
6.6x
6.2x
5.9x
5.8x
5.6x
5.4x
5.1x
4.9x
NM
34% – 41% discount to peers
Peer Mean: 8.4x
Fast Retailing
V.F. Corp
Iconix Brand
PVH
Columbia
Perry Ellis
Ralph Lauren
Jos. A Bank
Urban Outfitters
The Gap
Men's Wearhouse
Fujian Septwolves
KBS - Case 1
JOEONE
China Lilang
KBS - Case 2
Youngor

Source: CapitalIQ, as of 5/30/14
(1) KBS - Case 1 assumes 0% shareholder redemption; KBS - Case 2 assumes >~14% shareholder redemption
(2) KBS multiples represent fully diluted enterprise value of the pro forma combined company

Peer Comparables Benchmarking (continued)

Price / 2014E Earnings[1]



36.9x
24.5x
21.7x
20.5x
20.4x
18.8x
18.0x
17.5x
16.9x
16.8x
15.9x
14.0x
12.2x
11.6x
10.9x
8.8x
NM
35% – 42% discount to peers
Peer Mean: 18.7x
Fast Retailing
Columbia
Jos. A Bank
Fujian Septwolves
V.F. Corp
Perry Ellis
Ralph Lauren
PVH
Urban Outfitters
Men's Wearhouse
Iconix Brand
The Gap
KBS-Case 1
JOEONE
KBS-Case 2
China Lilang
Youngor

PEG Ratio[1][2]



3.2
2.0
1.6
1.5
1.5
1.4
1.4
1.3
1.1
1.1
1.0
0.7
0.6
0.5
0.5
NM
NM
Fast Retailing
Columbia
Iconix Brand
V.F. Corp
Perry Ellis
PVH
Men's Wearhouse
China Lilang
Ralph Lauren
The Gap
Urban Outfitters
Jos. A Bank
JOEONE
KBS - Case 1
KBS - Case 2
Fujian Septwolves
Youngor

LTM EBITDA Margin (%)



62.8
39.9
26.8
24.7
23.4
20.0
17.4
17.1
16.7
16.0
15.0
14.2
14.2
11.4
10.8
6.3
Iconix Brand
KBS
China Lilang
JOEONE
Youngor
Ralph Lauren
Urban Outfitters
Fujian Septwolves
V.F. Corp
The Gap
Jos. A Bank
Fast Retailing
PVH
Men's Wearhouse
Columbia
Perry Ellis

Projected 2-Year Revenue Growth (%)



28.9
19.0
16.2
13.1
12.7
11.8
9.3
8.1
7.9
7.6
7.1
5.3
5.2
5.1
4.2
2.3
Jos. A Bank
KBS
Fast Retailing
Columbia
Men's Wearhouse
Youngor
Urban Outfitters
V.F. Corp
China Lilang
Ralph Lauren
Fujian Septwolves
Iconix Brand
JOEONE
PVH
The Gap
Perry Ellis

Source: CapitalIQ, as of 5/30/14

1) KBS - Case 1 assumes 0% shareholder redemption; KBS - Case 2 assumes >~14% shareholder redemption
2) PEG ratio calculated as P/14E Earnings divided by forecasted 2-year EPS growth rate; * indicates use of 5-year EPS growth rate

Appendix


KBS real shop image
KBS

Independent Directors



Y. Tristan Kuo

- Over 30 years of financial and management experience in the United States and China including roles as VP of Finance, VP of Information Systems, Chief Financial Officer, Treasurer, Controller, etc.
- Chief Financial Officer at Crown Bioscience, Inc. in Beijing, China between 2012 and 2013, where he was in charge of finance, accounting, legal matters, the pre-IPO process and ERP system implementation for the global new drug discovery and contract research organization
- From 2007 – 2013, served as Chief Financial Officer of China Biologic Products, Inc. in Beijing, China, a NASDAQ listed and one of the leading plasma-based pharmaceutical companies in China, where he was in charge of financial and SEC reporting, Sarbanes-Oxley compliance, information systems implementation, legal and investor relations.



John Sano

- Over 20 years of experience in apparel and home furnishings in concept, design, sourcing, production, and e-commerce including extensive experience in all aspects of the retail clothing supply chain from conceptualization to final production and distribution
- Founded Sano Design Services in 2002, and has served as General Director / Partner over the past 12 years while advising clients such as Li & Fung USA, Urban Outfitters, Barrington, Lands' End, L.L. Bean, New York & Company, DKNY, Uniqlo, etc.
- Prior to founding Sano Design, served as Manager of Digital Services for Limited Design Services where he implemented CAD departments within Victoria's Secret, The Limited, Cacique, and New York & Company



Andrew C. Gaw, CFA

- Senior financial analyst with over 20 years of diversified experience in finance covering equity research, investment banking, project financing, debt syndications, and foreign exchange in the U.S. and Asia
- Extensive background in financial modelling and quantitative analysis for both public and private securities, and an astuteness for technology and project management
- Founded Bayside Asia Capital in 2005, to create an investment banking consultancy focusing on small to mid-sized private firms raising funds through the U.S. capital markets
- Prior to founding Bayside, served as an analyst for numerous firms including New York Global Group, Development Bank of Singapore, Citicorp, and Lehman Brothers

TBD

Fourth Independent Director

- To be named at a later date